Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2026, relating to the financial statements of Battalion Oil Corporation, appearing in the Annual Report on Form 10-K of Battalion Oil Corporation for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 23, 2026